UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2010
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 19, 2010, we announced the launch of an amendment to our Credit Agreement dated October 5, 2006, as amended by the First Amendment to Credit Agreement dated March 14, 2007 (the “Senior Secured Credit Facility”), that will allow us to appoint Barclays Bank PLC as administrative agent, replacing Lehman Commercial Paper Inc. This amendment is expected to be completed by the end of January 2010.
We also announced that we are considering seeking an additional amendment to, among other things, extend the maturity of the Senior Secured Credit Facility. If pursued, this amendment would provide the terms under which existing lenders could elect to extend the maturity of their loans under the Senior Secured Credit Facility.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated January 19, 2010.
The information filed pursuant to Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall be deemed to be incorporated by reference into our filings with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and shall be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel

Date: January 19, 2010

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